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                                                                     EXHIBIT (n)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1999, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-70309) and under the Investment Company Act of 1940 (File No. 811-09131) and related Prospectus of MuniHoldings New York Insured Fund III, Inc. for the registration of shares of its Auction Market Preferred Stock.


                                                ERNST & YOUNG LLP

Princeton, New Jersey
February 2, 1999